HANSEN, BARNETT & MAXWELL                REGISTERED WITH THE PUBLIC COMPANY
  A Professional Corporation                   ACCOUNTING OVERSIGHT BOARD
 CERTIFIED PUBLIC ACCOUNTANTS

  5 Triad Center, Suite 750                    an independent member of
Salt Lake City, UT 84180-1128                        BAKER TILLY
    Phone: (801) 532-2200                           INTERNATIONAL
     Fax: (801) 532-7944
       www.hbmcpas.com


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to 500,000 shares of common stock under the Company's 2004 Stock and Stock Option Plan, of our report dated March 12, 2004, relating to the consolidated financial statements of Proton Laboratories, Inc. (the "Company"), which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 12, 2004


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